LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

The undersigned hereby makes, constitutes and appoints each of Kevin P. Riley, Marcy D. Mutch, Kirk D. Jensen, Tyler Mullowney, and Brian Murphy, or each acting individually, and with full power of substitution and re-substitution, as the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) Prepare, execute, acknowledge, deliver and file Forms ID, 3, 4 and 5 (including any amendments thereto) with respect to the securities of First Interstate BancSystem, Inc., a Montana corporation (the "Company"), with the United States Securities and Exchange Commission (the "SEC"), any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2) prepare, execute and submit to the SEC, the Company, and/or any national securities exchange on which the Company's securities are listed any and all reports or forms (including any amendments thereto) the undersigned is required to file with the SEC, or which the attorney-in-fact considers it advisable to file with the SEC, under Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144"), with respect to the any security of the Company, including Forms 144;

(3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(4) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor either of such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act or

Rule 144, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act or Rule 144, including without limitation the reporting requirements under Section 16 of the Exchange Act or Rule 144.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28 day of February 2023.

[signature]
Signature

Jonathan R. Scott
Printed Name

STATE OF MONTANA)
)
COUNTY OF YELLOWSTONE)

On this 28 day of February 2023, before me, a Notary Public for the State of Montana, personally appeared Jonathan R. Scott, known to me to be the person named in the foregoing, and acknowledged to me that he/she executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and Official Seal the day and year first above written.

(SEAL)

KARI LEONE NOTARIAL SEAL STATE OF MONTANA

KARI LEONE
NOTARY PUBLIC for the
State of Montana
Residing at Billings, Montana
My Commission Expires
September 22, 2024

Kari Leone
Notary Signature